NYNEX Senior Management Incentive
                              Award Deferral Plan
                              (Effective March 1, 1996)




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Outline of the NYNEX Senior Management Incentive Award
Deferral Plan

The Plan provides Senior Managers the opportunity to defer receipt of amounts which otherwise would be paid in cash each year under the NYNEX Account Balance Deferral Plan, and to receive such deferred amounts after termination of employment.

Participation in the Plan begins when amounts first are credited as a result of a Senior Manager's deferral election under the NYNEX Account Balance Deferral Plan.

Deferrals will be credited to the Senior Manager's Account as of March 1 of the year for which the deferral election is made, and will be credited with earnings or losses as if invested in certain Funds maintained under the NYNEX Corporation Savings Plan for Salaried Employees, as designated by the Senior Manager. All deferrals will be before-tax savings and the entire Account balance will be subject to income taxes when distributed.

After termination of employment, a Senior Manager receives his or her balances in the form previously elected, i.e., as a single lump sum, in various annuity forms, or part as a lump sum and part as an annuity. Or, a Senior Manager may have elected an annual lifetime income equal to the greater of current "earnings" (to the extent the current balance exceeds the balance at commencement of distribution), or 8 percent of the balance at commencement of distribution.

To the extent that an annuity form is elected, post-retirement survivor benefits (if any) shall be determined exclusively by the terms of the annuity payment form.

To provide for the possibility of death prior to termination of employment, a Senior Manager can designate one of several forms of payment to his or her surviving Beneficiary or Beneficiaries.

Payments from the Senior Manager's Account balance commence at the end of the month following the month of his or her termination of employment. The form of payment must be elected in the year in which the deferral election is made. All amounts will be paid in cash and will be subject to applicable tax withholding requirements.



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All deferred amounts will vest immediately. However, because of Internal Revenue
Service regulations, the right of any Senior Manager to receive future payouts under the Plan will be a contractual obligation of the Company that is not evidenced by notes or secured in any way.

Notes:  [bullet]    The above is only a broad outline of the major features of the Plan. Any benefits or rights under the Plan will be determined by the specific Plan provisions as they apply to each case.

        [bullet] The tax and other ramifications of deferral arrangements are complex and have been subject to considerable change in recent years. Senior Managers contemplating Compensation deferrals are strongly urged to consult their financial and/or legal advisors.





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NYNEX Senior Management Incentive Award Deferral Plan
(Effective March 1, 1996)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page
              Article I. Purpose                                                                1

              Article II. Definitions; Administration

    2.1       Definitions                                                                       2
    2.2       Plan Administration                                                               3
    2.3       Gender and Number                                                                 3

              Article III. Eligibility

    3.1       Eligibility                                                                       4
    3.2       Nature of Plan                                                                    4

              Article IV. Amounts Credited to Accounts

    4.1       Deferrals Credited to Accounts                                                    5
    4.2       Earnings Credited to Participant's Account                                        5

              Article V. Distribution at Termination of Employment

    5.1       Commencement                                                                      6
    5.2       Form of Payment                                                                   6
    5.3       Lump Sum Distribution                                                             6
    5.4       Appreciation Only                                                                 6
    5.5       Annuity Options                                                                   7
    5.6       Partial Lump Sum Option                                                           7

              Article VI. Death Prior to Termination of Employment

    6.1       In General                                                                        8
    6.2       Forms of Payment                                                                  8
    6.3       Lump Sum Distribution                                                             8
    6.4       Annuity Options                                                                   8
    6.5       Partial Lump Sum Option                                                           9


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



NYNEX Senior Management Incentive Award Deferral Plan
(Effective March 1, 1996)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article VII. Amendment or Termination

    7.1       Administrative Amendments                                                        10
    7.2       Amendments and Termination                                                       10
    7.3       Participant Rights                                                               10
    7.4       Successors                                                                       10

              Article VIII. Other Provisions

    8.1       Uniform Elections                                                                11
    8.2       No Assignment or Alienation                                                      11
    8.3       Source of Benefits                                                               11
    8.4       Notices                                                                          11
    8.5       Applicable Laws                                                                  11



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Article I. Purpose

The purpose of the NYNEX Senior Management Incentive Award Deferral Plan (the "Plan") is to provide Senior Managers of NYNEX Corporation (the "Company") and subsidiaries of the Company which shall have elected to participate in the Plan an annual opportunity to defer the amounts otherwise payable each March from the NYNEX Account Balance Deferral Plan, and to receive those amounts after termination of employment.




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Article II. Definitions; Administration

2.1 Definitions

(a) "Account" shall mean an unfunded bookkeeping account established for each Senior Manager who participates under this Plan. Such account shall be credited with--
       (1) accumulations credited under the prior version of the Plan through July 31, 1995, and
       (2)   deferrals under section 4.1.
       The Account shall be adjusted daily to reflect the investment performance of the Funds designated by the Senior Manager under section 4.2.
(b) "Beneficiary" shall mean one or more Beneficiaries designated by the Senior Manager on a form provided by the Committee for the appropriate purpose. The most recent Beneficiary designation submitted by the Senior Manager shall override all previous designations.
(c)    "Funds" shall mean the investment Funds (other than the NYNEX
       Shares Fund) into which Senior Managers can direct their accounts under the NYNEX Savings Plan for Salaried Employees. Initially, such Funds include the Government Obligations Fund, the Interest Income
       Fund, the U.S. Balanced Fund, the Global Balanced Fund, the
       Diversified Equity Portfolio, the Active U.S. Equity Fund, the Telecommunications Fund, the International Equity Fund, and the U.S. Small Cap Fund. Amounts credited under this Plan are not actually invested in such Funds or in any other manner. Rather, hypothetical accounts are credited with hypothetical earnings (or debited for hypothetical losses) as if invested in such Funds.
(d) "Participating Company" shall mean NYNEX Corporation and any subsidiary of NYNEX Corporation which shall have determined with the concurrence of the Committee to participate in this Plan.
(e) "Plan Year" shall have the same meaning as the calendar year i.e., January 1 to December 31.
(f) "Senior Manager" shall mean an employee of a Participating Company, who has attained a level higher than department level or equivalent fifth level, and who holds a position that the Participating Company's Board of Directors has designated to be within that Company's Senior Management Compensation Group.
(g) "Termination of Employment" shall mean any termination of employment with a Participating Company.



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2.2 Plan Administration

The authority to control and manage the day-to-day operation and administration of the Plan is vested in the Company's Vice President-Human Resources (or any successor to that officer's responsibilities) (the "Plan Administrator"), subject to the direction of the Committee on Benefits of the Company's Board of Directors (the "Committee").

2.3 Gender and Number

Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.






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Article III. Eligibility

3.1 Eligibility

A Senior Manager who has not previously become a Participant under the prior version of this Plan shall become a Participant as of the date on which his or her initial deferral election becomes effective.

3.2 Nature of Plan

The Plan does not constitute a contract of employment, and nothing in the Plan will give any Senior Manager the right to be retained in the employ of the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.


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Article IV. Amounts Credited to Accounts

4.1 Deferrals Credited to Accounts

As of each March 1, with respect to which an amount is deferred pursuant to an election made by the Senior Manager under the NYNEX Account Balance Deferral Plan, such deferred amount shall be credited to an Account under this Plan.

4.2 Earnings Credited to Participant's Account

Subject to the provisions of the Plan, each Senior Manager's Account shall be adjusted to reflect the performance of Funds designated by the Senior Manager. The Committee shall provide a choice of Funds, and shall impose rules regarding percentage amounts and frequency of election changes, which shall be similar to those applicable to participant-directed investments under the NYNEX Corporation Savings Plan for Salaried Employees.

Notwithstanding the foregoing, a Senior Manager may not direct the hypothetical investment of his or her Account to reflect the performance of the NYNEX Shares Fund maintained under the NYNEX Corporation Savings Plan for Salaried Employees.





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



Article V. Distribution at Termination of Employment

5.1 Commencement

Effective as of the last business day of the month following the month in which a Senior Manager's Termination of Employment occurs, the distribution of his or her Account shall commence in the form and amount determined under this Article V.

5.2 Form of Payment

Distribution shall be made in the form designated by the Senior Manager in an election made by the later of December 31, 1995, or the end of the year in which the Senior Manager's initial Compensation deferral election under section 4.1 is made. In the event that no election is in effect on such date, payment of the Senior Manager's entire Account balance shall be made as an immediate lump sum distribution. The forms of payment that may be elected by a Senior Manager are those described in sections 5.3 through 5.6, below. The form of payment initially elected shall apply to each subsequent year's deferral. Such distribution form may not be revoked by the Senior Manager, but prior to commencement it may be changed by the Committee in its sole and absolute discretion in the event of a lifestyle change, such as marriage or divorce.

5.3 Lump Sum Distribution

Under this option, a lump sum distribution shall be made, in the amount equal to the aggregate Account balance as of the last business day of the month in which Termination of Employment occurs.

5.4 Appreciation Only

(a) In General. Under this option, a payment shall be made to the Senior Manager for each month up to and including the month of the Senior Manager's death, at which time the remaining Account balance (adjusted to reflect such monthly distributions) shall be paid in a single lump sum to his or her Beneficiary.
(b) Monthly Amount. The amount payable for any given month during the Senior Manager's lifetime shall be equal to the greater of--
       (1) a fixed amount equal to two-thirds of one percent of the Account balance as of the last business day of the month in which Termination of Employment occurs, or


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       (2)   the amount by which the current balance exceeds the Account balance as of date on which distribution commenced.
(c) Investments. Prior to the death of a Senior Manager who has elected this Appreciation-Only option, the Senior Manager shall continue to elect which Funds determine the hypothetical investment performance of his or her Account balance under the Plan.

5.5 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified under this section 5.5. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. A Senior Manager who elects a single life annuity option shall receive a level monthly amount for his or her lifetime, which is actuarially equivalent to the Senior Manager's Account balance as of the last business day of the month following the month in which Termination of Employment occurs, determined by assuming interest equal to the average 30-year Treasury Bill rate for the November prior to the year of such termination, and life expectancy under the 1983 GATT Mortality Table.
(c) Other Annuity Payment Forms. A Senior Manager may elect payment in any Joint and Survivor Annuity Form, or Period Certain and Life Annuity Form, specified under section 6.1 of the NYNEX Management Pension Plan. The amount payable under any such form shall be equal to the amount that would be payable in such form under the NYNEX Management Pension Plan if the single life annuity payable under such Plan were equal to the single life annuity determined under section 5.5(b) hereof.
(d) Death of Senior Manager. With respect to an annuity payment form, no amount shall be payable for any month after the Senior Manager's death except as specifically provided to designated Beneficiaries under such annuity payment form.

5.6 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her Account balance to be paid as a lump sum under section 5.3, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 5.5.


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Article VI. Death Prior to Termination of Employment

6.1 In General

If the Senior Manager dies before commencement of benefits under Article V, benefits shall be paid under this Article VI.

6.2 Forms of Payment

(a) In General. Distribution shall be made in such form, and to such Beneficiaries, as shall have been elected pursuant to the Pre-Retirement Beneficiary Designation Form which was most recently submitted by the Senior Manager, commencing with the last business day of the month following the date on which NYNEX is notified of the Senior Manager's death. In the event no payment form election is effective, an amount equal to the Senior Manager's entire Account balance shall be paid in a lump sum. The forms of payment of pre-retirement death benefits that may be elected by the Senior Manager are those described in sections 6.3 through 6.5, below.
(b) No Beneficiary. In the event that no Beneficiary has been designated, or no Beneficiary survives the Senior Manager, an amount equal to the Senior Manager's entire Account balance shall be paid to his or her estate in a single lump sum payment.

6.3 Lump Sum Distribution

The Senior Manager may elect that his or her Beneficiary shall receive payment of a lump sum distribution equal to the amount of the Account balance determined as of the last business day of the month following the month in which NYNEX is notified of his or her death.

6.4 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified by the Senior Manager under this section
       6.4. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. Under this single life annuity payment form, a level monthly amount shall be paid to the Beneficiary for his or her lifetime. Payments shall be actuarially equivalent to the Account balance on the last business day of the month following the month in which NYNEX is notified of the Senior Manager's death, determined by assuming interest equal to the 30-year Treasury Bill rate for the November prior to the year of death, and the life expectancy of the Beneficiary under the 1983 GATT Mortality Table.


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(c)    Period Certain and Life Annuity.
       (1) In General. A Senior Manager may elect payment under the Period Certain and Life Annuity Form specified under section 6.1 of the NYNEX Management Pension Plan. Under this form, payments shall be made to the Beneficiary for his or her lifetime, provided that if the Beneficiary dies during the Period Certain, payments shall continue to the Beneficiary's estate.
       (2) Conversion Basis. The amount payable in the form of a Period Certain and Life Annuity shall be determined by using conversion procedures that would be applied under the NYNEX Management Pension Plan in order to convert a Single Life Annuity in an amount determined under section 6.4(b) to a Period Certain and Life Annuity.

6.5 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her Account balance to be paid as an immediate lump sum, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 6.4.


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Article VII. Amendment or Termination

7.1 Administrative Amendments

Subject to the provisions of section 7.3, the Company's Vice President-Human Resources (or any successor to that officer's responsibilities) may make minor or administrative amendments to the Plan and, with the concurrence of the Company's Executive Vice President and General Counsel (or any successor to that officer's responsibilities), make any changes necessary or advisable to comply with applicable law or government regulations.

7.2 Amendments and Termination

Subject to the provisions of section 7.3, the Company's Board of Directors may amend or terminate the Plan at any time and any Subsidiary may, by action of its Board of Directors, terminate its participation in the Plan at any time.

7.3 Participant Rights

No action under this Article VII shall, without the consent of the affected Participant or, in the event of his death, his Beneficiary, adversely affect the rights of any Participant with respect to any amount which was credited to him under the Plan prior to the date of such action.

7.4 Successors

The obligations of the Company and each Subsidiary under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any Subsidiary shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangement for the payment of any benefits payable under the Plan.




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Article VIII. Other Provisions

8.1 Uniform Elections

A Senior Manager shall make uniform elections regarding choice of investment Funds and distribution forms, death benefits, and Beneficiary designations under this Plan, the NYNEX Senior Manager Nonqualified Supplemental Savings Plan, and the NYNEX Senior Management Nonqualified Defined Contribution Pension Plan.

8.2 No Assignment or Alienation

Benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

8.3 Source of Benefits

Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant under this Plan shall be paid from the general assets of the Company or applicable Subsidiary. The obligations of the Company and the Subsidiaries under the Plan are solely contractual, and no trust or other separate fund shall be established for purposes of paying any benefits under the Plan.

8.4 Notices

Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Vice President-Human Resources or mailed by registered mail, postage prepaid to the Vice President-Human Resources, in care of the Company, at 1095 Avenue of the Americas, New York, New York 10036.

8.5 Applicable Laws

The Plan shall be construed and administered in accordance with the laws of the State of New York.



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